                 AMERCO and Consolidated Subsidiaries

Exhibit 12.  Statement Re: Computation of Ratios

                                                       Year  end
                                         -------------------------------------
                                          1997     1996    1995   1994    1993
                                         -------------------------------------
Pretax earnings from operations           83.5     96.2    93.5   66.5    49.2
Plus:  Interest expense                   73.5     67.6    67.8   68.9    68.0
       Preferred stock dividends          16.9     13.0    13.0    4.8     -
       Amortization of debt expense
         and discounts                     2.6       .7      .8    1.1     1.6
       A portion of rental expense
         (1/3)                            28.6     23.0    22.2   28.1    39.7
                                         -------------------------------------
     Subtotal (A)                        205.1    200.5   197.3  169.4   158.5
                                         -------------------------------------

Divided by:


Fixed charges:
  Interest expense                        73.5     67.6    67.8   68.9    68.0
  Preferred stock dividends               16.9     13.0    13.0    4.8     -
  A portion of rental expense (1/3)       28.6     23.0    22.2   28.1    39.7
  Interest capitalized during the
    period                                 3.4      1.8     1.7     .6      .2
  Amortization of debt expense
    and discounts                          2.6       .7      .8    1.1     1.6
                                         -------------------------------------
     Subtotal (B)                        125.0    106.1   105.5  103.5   109.5
                                         -------------------------------------
     Ratio of earnings to fixed
       charges (A)/(B)                    1.64     1.89    1.87   1.64    1.45
                                         =====================================

     The Company believes that one-third of the Company's annual rental expense is a reasonable approximation of the interest factor of such rentals.